UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway, Lewisville, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Introductory Note

Effective at 12:01 a.m. Eastern Time on January 5, 2023, Orthofix Medical Inc., a Delaware corporation (“Orthofix”), completed the transactions contemplated by the definitive Agreement and Plan of Merger, dated as of October 10, 2022 (the “Merger Agreement”), by and among Orthofix, Orca Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Orthofix (“Merger Sub”) and SeaSpine Holdings Corporation, a Delaware corporation (“SeaSpine”). Pursuant to the Merger Agreement, Orthofix and SeaSpine combined through a merger of SeaSpine with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Orthofix (the “Merger”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, on January 5, 2023, SeaSpine is repaying all of the outstanding obligations in respect of principal, interest and fees under the Amended and Restated Credit Agreement (the “Credit Agreement”), dated July 27, 2018, among SeaSpine and Project Maple Leaf Holdings ULC, as guarantors, and SeaSpine Orthopedics Corporation, SeaSpine, Inc., ISOTIS, Inc., SeaSpine Sales LLC, ISOTIS Orthobiologics, Inc., Theken Spine, LLC, SeaSpine Orthopedics Intermediate Co, Inc., 7D Surgical USA Inc. and 7D Surgical ULC, as borrowers, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, and terminated all applicable commitments under the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement, at the effective time (the “Effective Time”), and as a result of the Merger, each share of common stock of SeaSpine, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.4163 shares of common stock of Orthofix, par value $0.10 per share (the “Orthofix common stock”). No fractional shares of Orthofix common stock were issued in the Merger. As a result of the Merger, former SeaSpine common stockholders will receive approximately 16 million shares of Orthofix common stock for their SeaSpine common shares, excluding shares of Orthofix common stock underlying the equity awards and stock options assumed by Orthofix as a result of the Merger.

In addition, at the Effective Time and as a result of the Merger, Orthofix assumed SeaSpine’s existing equity incentive plans in connection with the Merger, and outstanding SeaSpine equity awards were automatically converted into Orthofix equity awards (on the same vesting schedule and other terms and conditions as existed prior to such conversion). The conversion of such equity awards occurred at the same exchange ratio as applied to SeaSpine common stock in the Merger, and the exercise price of converted SeaSpine stock options were also correspondingly adjusted. The value of any fractional interests of shares of Orthofix common stock to which a holder was otherwise entitled was paid in cash, subject to applicable withholding taxes.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to Orthofix’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2022 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Officers

On January 3, 2023, the board of directors of Orthofix (the “Board”) appointed Keith C. Valentine as Orthofix’s President and Chief Executive Officer (succeeding Jon C. Serbousek, who will now serve as Executive Chairman), John J. Bostjancic as Orthofix’s Chief Financial Officer (succeeding Douglas C. Rice in such role) and Patrick L. Keran as Orthofix’s Chief Legal Officer (succeeding Kimberley A. Elting, who will now serve as President, Global Orthopedics). Each of the foregoing appointments were contingent upon, and became effective as of, the closing of the Merger at the Effective Time.

Keith C. Valentine, 55, served as SeaSpine’s Chief Executive Officer from May 2015 to January 2023 and President from July 2015 to January 2023. He also served on SeaSpine’s board of directors from May 2015 to January 2023. While at SeaSpine, Mr. Valentine oversaw SeaSpine’s formational spin-off transaction and oversaw the development and launch of numerous new products. Prior to joining SeaSpine, Mr. Valentine served as President and Chief Operating Officer of NuVasive, Inc. from January 2007 to January 2015 and as President from December 2004 to January 2007, prior to which he served in various senior executive roles in marketing, development and operations since joining NuVasive in 2001. Previously, Mr. Valentine served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company acquired by Smith & Nephew PLC, and spent eight years in various roles with Medtronic Sofamor Danek including, Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development Effort, and International Sales and Marketing. Mr. Valentine currently serves on the board of directors of SI-BONE, Inc., a publicly traded medical device company focused on the treatment of musculoskeletal disorders of the sacro-pelvic anatomy, and serves as chair of its nominating and governance committee. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University. We believe that Mr. Valentine adds value to our board of directors based on his extensive experience as an executive officer and director of multiple public and private companies in our industry.

John J. Bostjancic, 52, served as SeaSpine’s Chief Financial Officer from March 2015 to January 2023, Treasurer from July 2015 to January 2023, and Senior Vice President from February 2018 to January 2023. While at SeaSpine, Mr. Bostjancic oversaw investor relations, business development, certain treasury functions and finance operations, including accounting, business planning and forecasting, external and internal reporting, tax and competitive intelligence. Previously, Mr. Bostjancic served as Integra LifeSciences Holdings Corporation’s Senior Vice President of Global Supply Chain from February 2012 through November 2014, where he was responsible for global planning, kitting, distribution, logistics and customer service functions and led the project team implementing the U.S. Food and Drug Administration’s “unique device identifier” rule in 2014. From 2008 until January 2012, Mr. Bostjancic was Senior Vice President of Financial Planning & Analysis at Integra. Since Mr. Bostjancic joined Integra in 1999 through his departure in 2014, he held roles of increasing responsibility in the finance organization, including corporate controller from 2003 through 2006. Before joining Integra, Mr. Bostjancic was a manager in the accounting standards team at Merck & Co., Inc., a publicly traded global health care company, from 1998 through 1999 and worked in the business assurance organization at PricewaterhouseCoopers from 1993 through 1998. He received his B.S. in accounting from the College of New Jersey.

Patrick L. Keran, 51, served as SeaSpine’s General Counsel from October 2015 to January 2023, Secretary from June 2016 to January 2023, and Senior Vice President from June 2020 to January 2023. While at SeaSpine, Mr. Keran, oversaw all legal, corporate governance, and compliance matters. Prior to joining SeaSpine, Mr. Keran provided strategic and business advisory services to a variety of life sciences companies, including acting as Chief Legal Officer to NAIA Pharmaceuticals, Inc., a privately held international drug development company. From February 2010 to February 2015, Mr. Keran served as President and Chief Operating Officer of Mast Therapeutics, Inc., a publicly held clinical stage biopharmaceutical company, and from August 2006 to February 2010, he served as its General Counsel. He also served as Mast’s Secretary from September 2006 to February 2015 and as its principal financial officer from July 2009 to January 2013. Previously, from 2004 to 2006, Mr. Keran was Associate General Counsel at Ionis Pharmaceuticals, Inc. (formerly known as Isis Pharmaceuticals, Inc.), a publicly held drug discovery and development company. From 1999 to 2004, Mr. Keran practiced corporate law at the law firms of Heller Ehrman LLP and Brobeck Phleger & Harrison LLP, specializing in public and private financings, licensing arrangements, mergers and acquisitions and corporate governance matters. Mr. Keran is licensed to practice law in the State of California. Mr. Keran received a B.A. from the University of California at San Diego and a J.D. from the University of California at Berkeley, Boalt Hall School of Law.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between Orthofix’s newly appointed officers and any person pursuant to which they were appointed. None of Orthofix’s newly appointed officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letters

In connection with the consummation of the Merger, Orthofix entered into offer letters (the “Offer Letters”) with each of Mr. Valentine, Mr. Bostjancic and Mr. Keran. The respective Offer Letters describe the applicable executive officer’s base salary, target bonus, and equity grants being made in connection with consummation of the Merger, and include certain other terms related to the applicable executive officer’s employment following the Merger.

The foregoing description of the Offer Letters does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letters, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Resignations of Directors

In connection with the Merger and effective as of the Effective Time, Wayne Burris, Lilly Marks, John E. Sicard and Thomas A. West resigned as directors of Orthofix. The decision to resign by each of Ms. Marks and Messrs. Burris, Sicard, and West is not because of a disagreement with Orthofix or the Board on any matter relating to Orthofix’s operations, policies or practices.

Appointment of Directors

On January 3, 2023, consistent with the terms of the Merger Agreement, the Board approved the appointments of Mr. Valentine, Stuart M. Essig, Ph.D., John B. Henneman, III and Shweta Singh Maniar to fill the vacancies created by resignations of Mr. Burris, Ms. Marks, Mr. Sicard, and Mr. West, in each case subject to consummation of the Merger and effective immediately following the Effective Time. These appointments, which were consistent with recommendations made by the Board’s Nominating, Governance and Sustainability Committee, became effective on January 5, 2023. Catherine M. Burzik, Jason M. Hannon, James F. Hinrichs, Michael E. Paolucci and Mr. Serbousek remain as continuing directors. Each new and continuing director will serve until the 2023 annual meeting of Orthofix’s stockholders and until his or her successor is duly elected and qualified. Ms. Burzik, who previously served as Chair of the Board, was appointed Lead Independent Director, and Mr. Serbousek was appointed as Executive Chairman of the Board.

The Board also determined on January 3, 2023, taking into account the consummation of the Merger, that each of Ms. Burzik, Dr. Essig, Mr. Hannon, Mr. Henneman, Mr. Hinrichs, Ms. Maniar and Mr. Paolucci are independent directors under applicable Nasdaq listing standards.

The January 3, 2023 actions by the Board also approved the following Board committee compositions as of immediately following the Effective Time:

•	Audit and Finance Committee: Mr. Hinrichs (Chair), Dr. Essig and Mr. Hannon

•	Compensation and Talent Development Committee: Mr. Paolucci (Chair), Mr. Henneman, Mr. Hinrichs and Ms. Maniar

•	Compliance and Ethics Committee: Mr. Hannon (Chair), Ms. Maniar and Mr. Serbousek

•	Nominating, Governance and Sustainability Committee: Dr. Essig (Chair), Ms. Burzik, Mr. Henneman and Mr. Paolucci

The Board has determined (i) (A) that each of the members of the Audit and Finance Committee are independent under applicable Nasdaq listing standards and Rule 10A-3 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) that each of such members has the financial sophistication and literacy required under applicable Nasdaq rules, and (C) that Mr. Hinrichs is an “audit committee financial expert” under applicable SEC rules (ii) that each of the members of the Compensation and Talent Development Committee are independent under independent directors under applicable Nasdaq listing standards and satisfy the qualification standards of Section 162(m) of the Internal Revenue Code and Section 16 of the Exchange Act.

Biographies of New Directors

Biographical information for the newly appointed directors is set forth below (except for Mr. Valentine, whose information can be found above under “—Appointment of Officers.”

Stuart M. Essig, Ph.D., 61, served on SeaSpine’s board of directors from June 2015 to January 2023 and served as SeaSpine’s Lead Independent Director from July 2015 to January 2023. Dr. Essig currently serves as Managing Director of Prettybrook Partners LLC, which he cofounded in 2012. He is also currently Chair of the board of directors of Integra LifeSciences Holdings Corporation, where he has served as Chair since January 2012 and as a director since he joined Integra in December 1997. He was Integra’s Chief Executive Officer from December 1997 until January 2012. Before joining Integra, Dr. Essig was Managing Director of the medical technology practice at Goldman, Sachs & Co. Dr. Essig had broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Dr. Essig has chaired audit, compensation and nominating and governance committees, served as lead director, and participated in CEO succession processes on the boards of numerous public companies, ranging in size from several hundred million dollars to over $25 billion in levered market capitalization. Dr. Essig currently serves on the board of directors of Idexx Laboratories, Availity, and Breg, Inc. He is a Venture Partner at Wellington Partners Advisory AG, a venture capital firm. He also serves as a Senior Advisor to TowerBrook Capital Partners and Water Street Healthcare Partners. He serves on the Leadership Counsel of the Princeton University School of Engineering and Applied Sciences, and the NACD Compensation Committee Chair Advisory Counsel. Dr. Essig previously served on the board of St. Jude Medical Corporation from 1999 to 2017, prior to its sale to Abbott Corporation. From 2013 until August 2019, he served on the board of directors of Owens and Minor, Inc.; from March 2005 until August 2008, he served on the board of directors of Zimmer Holdings, Inc.; and from 1998 to 2002, he served on the board of directors of Vital Signs, Inc. Dr. Essig has also served on the executive committee, nominating and governance committee and as treasurer of ADVAMED, the Advanced Medical Technology Association. Dr. Essig is also involved in several nonprofit charitable organizations, including from time to time serving on their boards. Dr. Essig received an A.B. degree and graduated with magna cum laude and Phi Beta Kappa honors from the Woodrow Wilson School of Public and International Affairs at Princeton University. Dr. Essig completed his M.B.A. and Ph.D. degrees in Financial Economics from the University of Chicago, Graduate School of Business.

John B. Henneman, III, 61, served on SeaSpine’s board of directors from July 2015 to January 2023. Mr. Henneman has more than 25 years of combined financial and operational management experience in the life sciences industry. Mr. Henneman served as Executive Vice President and Chief Financial Officer of NewLink Genetics Corporation from October 2014 to July 2018, and as its Chief Administrative Officer from July 2018 to November 2018. Prior to joining NewLink Genetics, Mr. Henneman served Integra LifeSciences in various capacities between 1998 and 2014. Before becoming Integra’s Chief Financial Officer in 2007, Mr. Henneman served Integra as General Counsel and Chief Administrative Officer, responsible at various times for Integra’s business development, regulatory affairs, quality systems, clinical affairs, human resources, information systems and legal affairs functions and the management of Integra’s surgical instruments business. Mr. Henneman also serves on the board of directors of R1 RCM, Inc., a public company based in Chicago providing revenue cycle management services to hospitals, Aprea Therapeutics, Inc., a public biotechnology company based in Boston and Stockholm, Anika Therapeutics, Inc., a public medical device company based in Boston focused on joint preservation and health, and Alafair Biosciences, Inc., a privately-held medical device company based in Austin, Texas. Mr. Henneman received an A.B. in politics from Princeton University and a J.D. from the University of Michigan Law School.

Shweta Singh Maniar, 39, served on SeaSpine’s board of directors from April 2021 to January 2023. She has also served on the board of RXSight, Inc. since December 2021. Since July 2018, Ms. Maniar has served as Global Leader, Healthcare & Life Sciences Solutions & Strategy, Google Cloud focused in BioPharma at Google, a multinational technology company that specializes in Internet-related services and products, where she leads vision, strategy, and execution of Google Cloud’s industry product strategy and go-to-market model. Prior to joining Google, from November 2013 to June 2018, Ms. Maniar worked in various capacities at Genentech, where she led market growth strategies relevant to technology accelerators for therapies and diagnostics. Before Genentech, from February 2012 to July 2013, Ms. Maniar served as Director for the Center of Minimally Invasive Therapeutics at Summa Health. Earlier in her career, Ms. Maniar spent several years working in a research capacity at the Cleveland Clinic and the Austen BioInnovation Institute in Akron where she was primarily focused on medical devices and minimally invasive therapeutics. Ms. Maniar received a B.A. in Economics from the University of California, San Diego.

Non-Employee Director Compensation Arrangements

On January 3, 2023, the Board approved compensation arrangements for non-employee directors, which apply to all directors other than Messrs. Serbousek and Valentine, who are employees. The new annual retainer fee for non-employee director service is $75,000 ($150,000 in the case of Ms. Burzik in her capacity as Lead Independent Director). In addition, the Board has granted, effective as of the close of business on January 5, 2023, each of the new and continuing non-employee directors an award of deferred stock units with a grant date fair market value of $300,000, which will vest on the earlier of June 30, 2024 or the date of Orthofix’s annual meeting of stockholders in 2024. The deferred stock unit awards are being made pursuant to Orthofix’s Amended and Restated 2012 Long-Term Incentive Plan, as amended. Other than the foregoing, there were no arrangements or understandings between Orthofix’s newly appointed non-employee directors and any person pursuant to which they were elected. None of Orthofix’s newly appointed non-employee directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

On January 5, 2023, immediately following the occurrence of the Effective Time, Orthofix entered into indemnification agreements (the “Indemnification Agreements”) with each of Mr. Bostjancic, Dr. Essig, Mr. Henneman, Mr. Keran, Ms. Maniar and Mr. Valentine, in the form of Orthofix’s standard form of indemnification agreement. Subject to certain terms and conditions, the indemnification agreements provide for the indemnification of, and advancement of expenses to, each such person in connection with actions, suits or proceedings arising as a result of such person’s service as an officer or director of Orthofix.

The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Inducement Plan

On January 3, 2023, Orthofix established the Orthofix Medical Inc. Inducement Plan for SeaSpine Employees (the “SeaSpine Inducement Plan”), a broad-based incentive plan which allows for the issuance of option awards and stock unit awards to persons employed by SeaSpine immediately prior to the Merger as an inducement material to the individual’s continuing their employment with Orthofix or its current or future subsidiaries upon consummation of the Merger and to promote the success of the business of the Orthofix and its current or future subsidiaries. An aggregate of 1,332,193 shares are reserved for issuance under the SeaSpine Inducement Plan, all of which will be issuable pursuant to stock options and/or restricted stock units that are being granted as of the close of business on January 5, 2023 to persons employed by SeaSpine immediately prior to the Merger. The SeaSpine Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules, and all awards made thereunder have been approved by the Compensation and Talent Development Committee.

A copy of the SeaSpine Inducement Plan has been previously filed as Exhibit 4.3 to Orthofix’s Registration Statement on Form S-8 (Registration No. 333-269116) filed with the Securities and Exchange Commission on January 4, 2023. The foregoing description of the SeaSpine Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the SeaSpine Inducement Plan.

The disclosure in the Introductory Note is incorporated herein by reference.

Item 8.01	Other Events.

On January 4, 2023, Orthofix issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 10, 2022, by and among Orthofix Medical Inc., Orca Merger Sub Inc. and SeaSpine Holdings Corporation (filed as Exhibit 2.1 to Orthofix’s Current Report on Form 8-K dated October 11, 2022 and incorporated herein by reference).

4.1	Orthofix Medical Inc. Inducement Plan for SeaSpine Employees (filed as Exhibit 4.3 to Orthofix’s Registration Statement on Form S-8 (Registration No. 333-269116) filed January 4, 2023 and incorporated herein by reference).

4.2	Orthofix Medical Inc. Inducement Plan for SeaSpine Employees – Stock Unit Grant Agreement (filed as Exhibit 4.4 to Orthofix’s Registration Statement on Form S-8 (Registration No. 333-269116) filed January 4, 2023 and incorporated herein by reference).

4.3	Orthofix Medical Inc. Inducement Plan for SeaSpine Employees – Nonqualified Stock Option Grant Agreement (filed as Exhibit 4.5 to Orthofix’s Registration Statement on Form S-8 (Registration No. 333-269116) filed January 4, 2023 and incorporated herein by reference).

10.1*	Form of Indemnification Agreement between Orthofix Medical Inc. and its directors and officers.

10.2*	Offer Letter between the Company and Keith C. Valentine.

10.3*	Offer Letter between the Company and John J. Bostjancic.

10.4*	Offer Letter between the Company and Patrick L. Keran.

99.1*	Press release, dated January 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.

Date: January 5, 2023	By:	/s/ Kimberley A. Elting
Kimberley A. Elting
President of Global Orthopedics